EXHIBIT (11)(b)

PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110
Telephone (617) 439-4390

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 12 to the registration statement (No. 33-74628) on Form N-1A (the "Amendment") relating to State Street Research Concentrated Large-Cap Value Fund and State Street Research Tax-Managed Small-Cap Fund (series of State Street Research Securities Trust).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
August 2, 2000